EXHIBIT 4.8

                                CREDIT AGREEMENT

                          THE SAFE SEAL COMPANY, INC.

                                    BORROWER

                              TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION

                                      BANK
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                                TABLE OF CONTENTS


ARTICLE I       DEFINITIONS..................................................  1
      1.1       DEFINITIONS..................................................  1
      1.2       OTHER DEFINITIONS............................................ 10

ARTICLE II      LOANS........................................................ 11
      2.1       LOANS........................................................ 11
      2.2       BORROWING PROCEDURE.......................................... 11
      2.3       USE OF PROCEEDS.............................................. 11

ARTICLE III     NOTE......................................................... 12

      3.1       NOTE......................................................... 12
      3.2       INTEREST RATE OPTIONS........................................ 12
      3.3       APPLICABLE MARGIN............................................ 13
      3.4       DEFAULT RATE................................................. 13
      3.5       MAXIMUM INTEREST............................................. 13
      3.6       PAYMENTS ON THE NOTE......................................... 14
      3.7       CALCULATION OF INTEREST RATES................................ 14
      3.8       CONSEQUENTIAL LOSS........................................... 14
      3.9       PREPAYMENTS.................................................. 15
      3.10      MANNER AND APPLICATION OF PAYMENTS........................... 15
      3.11      COMMITMENT FEE............................................... 15
      3.12      PAYMENTS IN RESPECT OF INCREASED COSTS....................... 15

ARTICLE IV      SPECIAL PROVISIONS FOR EURODOLLAR LOANS...................... 17

      4.1       INADEQUACY OF EURODOLLAR LOAN PRICING........................ 17
      4.2       ILLEGALITY................................................... 17
      4.3       EFFECT ON INTEREST OPTIONS................................... 18
      4.4       PAYMENTS NOT AT END OF INTEREST PERIOD....................... 18
      4.5       SURVIVAL OF OBLIGATIONS...................................... 18

ARTICLE V       COVENANTS.................................................... 18

      5.1       AFFIRMATIVE COVENANTS........................................ 18
      5.2       OTHER COVENANTS.............................................. 20
      5.3       ERISA COMPLIANCE............................................. 21
      5.4       INDEMNITY.................................................... 22

ARTICLE VI      CONDITIONS PRECEDENT......................................... 23

      6.1       INITIAL ADVANCES............................................. 23
      6.2       SUBSEQUENT ADVANCES.......................................... 24


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ARTICLE VII     REPRESENTATIONS AND WARRANTIES............................... 25

      7.1       REPRESENTATIONS AND WARRANTIES CONCERNING BORROWER........... 25
      7.2       REGULATORY MATTERS........................................... 26
      7.3       SURVIVAL OF REPRESENTATIONS AND WARRANTIES................... 28

ARTICLE VIII    DEFAULTS AND REMEDIES........................................ 29

      8.1       EVENTS OF DEFAULT............................................ 29
      8.2       REMEDIES..................................................... 31
      8.3       OTHER NOTICES................................................ 31

ARTICLE IX      MISCELLANEOUS................................................ 31

      9.1       NOTICES...................................................... 31
      9.2       SEVERABILITY................................................. 32
      9.3       CAPTIONS..................................................... 32
      9.4       SUCCESSORS AND ASSIGNS....................................... 32
      9.5       PARTICIPATION................................................ 32
      9.6       NON-LIABILITY OF BANK........................................ 32
      9.7       LIST OF EXHIBITS............................................. 32
      9.8       MODIFICATION................................................. 32
      9.9       WAIVER....................................................... 33
      9.10      GOVERNING LAW................................................ 33
      9.11      CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION......... 33
      9.12      WAIVER OF JURY TRIAL.  ...................................... 33
      9.13      AGENCY....................................................... 34
      9.14      NO THIRD PARTY BENEFICIARY................................... 34
      9.15      PAYMENT OF EXPENSES.......................................... 34
      9.16      CONFLICTS.................................................... 34
      9.17      DECEPTIVE TRADE PRACTICES ACT................................ 34
      9.18      ENTIRETY..................................................... 34
      9.19      MULTIPLE COUNTERPARTS........................................ 34


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                                 CREDIT AGREEMENT

   This Credit Agreement (the "AGREEMENT") is made and entered into effective March 6, 1997 (the "EFFECTIVE DATE") by and between THE SAFE SEAL COMPANY, INC. (the "BORROWER"); and, TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "BANK").

   In consideration of the mutual promises, covenants and agreements herein contained and for other valuable consideration, the parties agree as set out herein.

                                     ARTICLE I
                                    DEFINITIONS

   1.1 DEFINITIONS. For the purposes of this Agreement, unless the context requires otherwise, the following terms shall have the respective meanings ascribed to them in this Article or in the Sections referred to below:

"ADJUSTED LIBOR RATE LOANS" means all, and "ADJUSTED LIBOR RATE LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the LIBOR Rate for such Interest Period.

"ADJUSTED LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBOR Rate in effect for such Interest Period, and (ii) Statutory Reserves.

"ADVANCES" means all, and "ADVANCE" means any, of the disbursements by the Bank of the sums loaned to the Borrower pursuant to this Agreement.

"AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and, without limiting the generality of the foregoing, includes, (i) any Person which beneficially owns or holds five per cent or more of any class of Voting Shares of such Person or five per cent or more of the equity interest in such Person,
(ii) any Person of which such Person beneficially owns or holds five per cent or more of any class of Voting Shares or in which such Person beneficially owns or holds five per cent or more of the equity interest in such Person and (iii) any director, officer, member, manager or employee of such Person. For the purposes of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares or by contract or otherwise.

"AGREEMENT" means this Agreement, as it may, from time to time, be amended.


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"ALLWASTE" means Allwaste, Inc., a Delaware corporation.

"ALTERNATE BASE RATE LOANS" means that portion of any Loan which bears interest at a rate of interest determined by reference to the Alternate Base Rate.

"ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Base Rate in effect on such day, (ii) the Base CD Rate in effect on such day PLUS one (1) per cent, or (iii) the Federal Funds Effective Rate in effect on such day PLUS one-half (1/2) of one (1) per cent. If the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"APPLICABLE MARGIN" shall have the meaning ascribed to such term in Section 3.3.

"ASSESSMENT RATE" means the annual assessment rate (net of refunds) estimated by the Bank (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insurance to such Governmental Authority (or such successor) of time deposits made in Dollars during the current calendar year.

"BANK" shall have the meaning set out in the preamble hereof.

"BASE CD RATE" means the sum of (i) the product of the sum of, (a) the Three-Month Secondary CD Rate, and (b) Statutory Reserves, multiplied by (ii) the Assessment Rate.

"BASE RATE LOAN" means that portion of any Loan which bears interest at a rate of interest determined by reference to the Base Rate.

"BASE RATE" means the variable rate of interest announced from time to time by Chase as the prime rate, and used by Chase as a general reference rate of interest, but which rate of interest may not be the lowest rate charged by the Bank on similar loans. If Chase shall, during the term of this Agreement, abolish or abandon the practice of announcing or publishing a "PRIME RATE", then the "BASE RATE" used during the remaining term of this Agreement shall be that interest rate or other general reference rate then in effect and used by the Bank which, from time to time, in the judgment of the Bank, most effectively approximates the initial definition of the "BASE RATE".

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"BOARD" means the Board of Governors of the Federal Reserve System of the U.S.

"BORROWER" shall have the meaning set out in the preamble hereof.

"BORROWING DATE" means the date specified in a Notice of Loan Advance, as a date on which the Borrower requests the Bank make an Advance.

"BORROWING" means any amount disbursed by the Bank to or on behalf of the Borrower under the Loan Documents, whether such amount advanced constitutes an original disbursement of funds, the continuation of an amount outstanding or a disbursement of funds in accordance with and to satisfy the Obligations.

"BUSINESS DAY" means a day on which the Bank is open for business, except for Saturdays, Sundays and federal holidays recognized by the Bank, except that, if any determination of a "BUSINESS DAY" shall relate to a Eurodollar Loan, the term "BUSINESS DAY" shall, in addition, exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"CHANGE OF CONTROL" means (i) if any Person, or group of Persons acting together shall acquire sufficient stock ownership of the Borrower or any of the Consolidated Subsidiaries to permit such Person or group to elect a majority of their respective Board of Directors or otherwise control the Borrower or any of the Consolidated Subsidiaries, (ii) if there shall occur any merger, consolidation or dissolution of the Borrower or any of the Consolidated Subsidiaries with any other Person, or (iii) if there shall occur any sale, lease or other disposition of all or substantially all of the assets or capital stock of the Borrower or any of the Consolidated Subsidiaries to any other Person.

"CHASE CREDIT AGREEMENT" means the Credit Agreement dated effective January 31, 1997, among HARLEY INDUSTRIES, INC. ("HARLEY"), the Borrower, VALVE REPAIR OF SOUTH CAROLINA, INC. ("VALVE"), SPINSAFE CORPORATION ("SPINSAFE"), THE SAFE SEAL COMPANY (Canada), INC. ("SAFE SEAL CANADA"), as the borrowers, the Bank and Chase, as the lenders, and Chase as the agent for the lenders.

"CHASE" means The Chase Manhattan Bank.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMITMENT TERMINATION DATE" means August 1, 1997, or, if such date is not a Business Day, the Business Day preceding such date.

"COMMITTED SUM" means $10,000,000.00.

"CONSEQUENTIAL LOSS" shall have the meaning set forth in Section 3.8.

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"CONSOLIDATED SUBSIDIARIES" means Spinsafe and Safe Seal Canada as to Safe Seal, and Valve as to Harley, and any other entity acquired by Safe Seal or Harley, the capital stock of which is owned in its entirety by Safe Seal, Harley or a wholly owned direct subsidiary of either of them, after the acquisition of the GSV Stock, GSV, and after the acquisitions of the Plant Specialties Stock, Plant Specialties, and "CONSOLIDATED SUBSIDIARY" means any of the Consolidated Subsidiaries.

"CONTRACT RATE" means the rates of interest, as applicable, on the Loans calculated as set out in Section 3.2.A.

"CONTROLLED GROUP" means (i) the controlled group of corporations as defined in ss.1563 of the Code, or (ii) the group of trades or businesses under common control as defined in ss.414(c) of the Code, of which the Borrower is or may become a part.

"CONVERSION DATE" shall have the meaning ascribed to such term in Section 3.2.A.(4).

"DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws, from time to time in effect, affecting the rights of creditors generally.

"DEFAULT" shall have the meaning ascribed to such term in Section 8.1.

"DIVIDENDS" means in respect of any Person, (i) cash distributions or any other distributions (including distributions by tax-option corporations) on, or in respect of, any class of capital stock of such Person, whether in cash, property, securities or a combination thereof (whether by reduction of capital or otherwise), except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash or other payments (or the setting aside of any amounts for any such purpose) made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

"DOLLARS" and the symbol "$" shall refer to currency of the U.S.

"EMPLOYEE PLAN" means any, and "EMPLOYEE PLANS" means all, employee benefit or other plans maintained, in whole or in part, for the employees of the Borrower and the Consolidated Subsidiaries or any ERISA Affiliate, and covered by Title IV of ERISA, or subject to the minimum funding standards under ss.412 of the Code.

"ERISA AFFILIATE" means any Person which, together with the Borrower or any subsidiary, would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

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"EURODOLLAR LOANS" means all, and "EURODOLLAR LOAN" means any, of the Loans, with respect to any Interest Period, which bears interest at a rate of interest determined by reference to the Adjusted LIBOR Rate for such Interest Period.

"EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 8.1.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

"FINANCIAL OFFICER" means, with respect to any Person, the chairman, the president, the chief executive officer, or the chief financial officer of such Person.

"FINANCIAL STATEMENTS" means all, and "FINANCIAL STATEMENT" means each, of the balance sheets, profit and loss statements, reconciliations of capital and surplus and statements of cash flow and contingent liabilities of the Borrower and the other Loan Parties.

"FISCAL YEAR" means the fiscal year of the Borrower for accounting purposes ending each December 31.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Effective Date so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrower and the Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or FASB (or other appropriate board or committee of the boards) in order to continue as a generally accepted accounting principle or practice, may be so changed. In the event of a change in GAAP, the Bank and the Borrower will thereafter negotiate in good faith to revise any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect.

"GOVERNMENTAL AUTHORITY" means any government (or any political sub division or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over the Borrower or any other Loan Party or the Borrower's or any other Loan Party's business or properties.

"GSV STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated February 26, 1997, among the Borrower, Pliny L. Olivier, David A. Siegel, Bettie Siegel, Philip C. Grace,

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Trustee for the David A. Siegel - GSV Voting Trust, pursuant to the terms of which the Borrower will acquire the GSV Stock.

"GSV STOCK" means all of the outstanding and issued capital stock of GSV.

"GSV" means GSV, Inc., a Florida corporation, with chief executive office and principal place of business at 1301 King Road, Tampa, Florida 33605.

"GUARANTY AGREEMENT" means the guaranty agreement executed by Allwaste pursuant to Section 6.1.C for the benefit of the Bank.

"GUARANTY" means any contract, agreement or understanding of any Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) To purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness; (iii) to purchase property, securities or service primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or, (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof. "GUARANTY" shall not include, however, the indorse- ment of negotiable instruments or documents for deposit or collection by the Borrower or any other Loan Party in the ordinary course of business.

"INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including, without limitation: (i) All liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any capital lease;
(iv) all obligations, indebtedness and liabilities secured by any Lien or any security interest on any property or assets of such Person; and, (v) all preferred stock, which is redeemable by the holder of such stock, of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

"INTEREST OPTION" shall have the meaning assigned to such term in Section 3.2.

"INTEREST PAYMENT DATE" means the Maturity Date.

"INTEREST PERIOD" means, with respect to any Eurodollar Loan, the period commencing on the Borrowing Date and ending on the Commitment Termination Date, consistent with the following provisions. The duration of each Interest Period shall be selected by the Borrower in a Notice of Loan Advance as provided in
Section 2.2.A or a Rollover Notice as provided in Section 3.2.A.(3):


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   A.   With respect to Eurodollar Loans requested by the Borrower:

        (1) Initially, the period commencing on the Borrowing Date or Conversion Date with respect to such Eurodollar Loan and ending one (1), two (2) or three (3) months thereafter; and,

        (2) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which event the Interest Period shall end on the preceding Business Day).

   B. Each Interest Period shall be as selected by the Borrower, subject to the Bank's consent, at the Bank's sole discretion. The Borrower's choice of Interest Period is also subject to the following limitations:

        (1) No Interest Period shall end on a date after the Commitment Termination Date; and,

        (2) Thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrower in a Rollover Notice.

"INVESTMENT" means any investment in any period, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to a Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

"IRS" means the Internal Revenue Service, Department of the U.S. Treasury, an agency of the U.S. government.

"LIBOR RATE" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum equal to the rate at which Dollar deposits approximately equal in principal amount to the Eurodollar Loan requested and for a maturity equal to the applicable Interest Period are offered for Eurodollars in immediately available funds to the Bank by leading banks in whatever Eurodollar interbank market may be selected by the Bank, in its sole discretion, at approximately 11:00 A.M., London time, two (2) Business Days prior to the first day of such Interest Period.

"LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the

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repayment of Indebtedness, whether arising by agreement, under any statute or law, or otherwise.

"LOAN DOCUMENTS" means this Agreement, the Note, including any renewals, extensions and modifications thereof, the Guaranty Agreement and any agreements or documents executed or delivered pursuant to the terms of this Agreement, and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof.

"LOAN PARTIES" means the Borrower and the Consolidated Subsidiaries, and the term "LOAN PARTY" means any of them.

"LOANS" means the aggregate unpaid principal balance of all Borrowing made under
Section 2.1.

"MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the validity, performance, or enforceability of any of the Loan Documents, (ii) the financial condition or business operations of the Borrower, and/or (iii) the ability of the Borrower to fulfill the Obligations.

"MATURITY DATE" means August 1, 1997.

"MAXIMUM RATE" and "MAXIMUM AMOUNT" respectively mean the maximum non-usurious rate and the maximum non-usurious amount of interest permitted by applicable laws that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations under the laws which are presently in effect of the U.S. and the State of Texas and applicable to the holders of the Note or, to the extent permitted by law, under such applicable laws of the U.S. and the State of Texas which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

"NOTE" shall have the meaning ascribed to such term in Section 3.1.

"NOTICE OF LOAN ADVANCE" shall have the meaning ascribed to such term in Section 2.1.

"OBLIGATIONS" mean:

   A. All present and future indebtedness, obligations and liabilities of the Borrower to the Bank arising pursuant to any of the Loan Documents, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several;

   B. All other Indebtedness of whatever kind or character owing, or which may hereafter become owing, by the Borrower to the Bank, whether the Indebtedness is direct or indirect, primary or secondary, fixed or contingent, or arises out of or is evidenced by note, deed of trust, open account, overdraft, endorsement, surety

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        agreement, guaranty, or otherwise, and it is specifically contemplated that the Borrower may hereafter become indebted to the Bank in further sum or sums; and,

   C. All renewals, extensions and modifications of the Indebtedness referred to in the foregoing clauses, or any part thereof.

"PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

"PENSION PLAN" means any Employee Plan which is subject to the provisions of Title IV of ERISA.

"PERSON" shall include an individual, a corporation, non-profit corporation, a professional association, a joint venture, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

"PLANT SPECIALTIES STOCK PURCHASE AGREEMENT" means the Stock and Real Estate Purchase Agreement proposed to be entered into among the Borrower, Curry B. Walker, Nollie J. Walker, Deborah Elaine Renfroe, Curry B. Walker III, Cheryl Lynn Mouton, Laura Ann Thomas and Plant Specialties, pursuant to the terms of which the Borrower proposes to acquire the Plant Specialties Stock and certain real estate.

"PLANT SPECIALTIES STOCK" means all of the outstanding and issued capital stock of Plant Specialties.

"PLANT SPECIALTIES" means Plant Specialties, Inc., a Louisiana corporation, with chief executive office and principal place of business at 4781 Madrid Drive, Sulphur, Louisiana 70663.

"REGULATION D" means Regulation D of the Board, 12 C.F.R. Part 204, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION G" means Regulation G of the Board, 12 C.F.R. Part 207, or any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

"REGULATION U" means Regulation U promulgated by the Board, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation U and having substantially the same function.


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"REGULATION X" means Regulation X promulgated by the Board, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by the Board to replace the prior Regulation X and having substantially the same function.

"REGULATORY DEFECTS" means the failure by the Borrower or any other Loan Party to comply with all laws, statutes, orders, rules and regulations of any Governmental Authority, and such failure to comply has a Material Adverse Effect.

"REPORTABLE EVENT" shall have the meaning ascribed to such term in Title IV of ERISA.

"REQUIREMENTS" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, orders, permits, certificates or ordinances of any Governmental Authority in any manner applicable to the Borrower, and (ii) any and all contracts, written or oral, of any nature to which the Borrower may be bound.

"RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the controller, of such Person.

"SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on the Person's debts as they become absolute and matured, (iii) such Person is able to realize upon the Person's assets and pay the Person's debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"STATUTORY RESERVES" shall, on any day, mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any basic, marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board (or any successor governmental body) and any other banking authority to which the Bank is subject, however:

   A. With respect to the Base CD Rate for new negotiable non-personal time deposits in Dollars of over $100,000.00 and with maturities approximately equal to three (3) months, the actual reserves established by the Board; and,

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   B.   With respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities, as
        defined in Regulation D, such reserve percentages ("EURODOLLAR RESERVE REQUIREMENT") shall include, without limitation, those imposed under Regulation D or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or setoffs which may be available from time to time to any bank under Regulation D. Each determination by the Bank of the Euro- dollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

   C. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

"SUBSIDIARY" means, with respect to any Person, the parent of such Person, any corporation, association or other business entity of which securities or other ownership interests representing more than fifty (50) per cent of the Voting Shares or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

"TEMPORARY CASH INVESTMENT" shall mean any Investment maturing within one (1) year of the date of acquisition thereof, (i) in direct, readily marketable obligations of the U.S. or obligations fully guaranteed by the U.S., (ii) commercial paper rated in the highest grade by Standard & Poor's Corporation or Moody's Investor Service, Inc. (collectively, the "RATING AGENCIES"), and (iii) Dollar time deposits with, and certificates of deposit and banker's acceptances issued by, Chase, Texas Commerce or any domestic U.S. bank having capital surplus and undivided profits aggregating at least $5,000,000,000.00 and whose long-term debt rating is at least investment grade as determined by the Rating Agencies.

"THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York, New York, received at approximately 10:00 a.m., New York, New York, time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Bank from three New York, New York negotiable certificate of deposit dealers of recognized standing selected by it.

"TRANSACTIONS" shall have the meaning ascribed to such term in Section 7.1.B.

"UNITED STATES" and "U.S." each means the United States of America.

"VOTING SHARES" of any corporation means shares, of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the Board of Directors of such corporation.

   1.2  OTHER DEFINITIONS.

   A. All terms defined in this Agreement shall have the above-defined meanings when used in any of the Loan Documents, certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context therein shall require otherwise.

   B. Defined terms used herein in the singular shall import the plural and vice versa.

   C. The words "HEREOF," "HEREIN," "HEREUNDER" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

   D. Unless specifically otherwise noted, references to statutes by Popular Names are reference to the United States Code Annotated, including the regulations promulgated thereunder, and all amendments thereof.

   E. References to any obligations or liabilities of the "BORROWER AND GUARANTOR" or the "BORROWER OR GUARANTOR" shall refer to the joint and several obligations of such Persons.

                                    ARTICLE II
                                       LOANS

   2.1 LOANS. Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrower, in one or more Advances from time to time prior to the Commitment Termination Date, an amount equal to the amounts requested by the Borrower in a Notice of Loan Advance in the form of Exhibit 2.1 attached hereto. The Bank shall not be obligated to make Loan Advances, however, (i) in excess of the Committed Sum, and/or (ii) if a Event of Default shall exist.

   2.2 BORROWING PROCEDURE. All Advances on the Loans will be deposited into the Borrower's Account No. 01400015495 maintained with the Bank.

   A. Advances on the Loans shall be made pursuant to a Notice of Loan Advance signed by a Responsible Officer of the Borrower, which shall specify,
        (i) the aggregate amount of the Borrowing, (ii) the requested Borrowing Date of the Borrowing, and (iii) the Interest Option selected in accordance with Section 3.2. If the Borrower shall specify a Eurodollar Loan, the Notice of Loan Advance shall also specify the length of the Interest Period for such Borrowing. The Borrower will give the Bank the Notice of Loan Advance not later than 12:00 noon (Houston, Texas time), (i) at least three (3) Business Days prior to a proposed Eurodollar Loan Advance or conversion, and (ii) one
        (1) Business Day prior to a proposed Alternate Base Rate Loan Advance or conversion. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Alternate Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months duration shall be deemed to have been selected (subject to the provisions of the definition of "INTEREST PERIOD").

   B. The Bank shall be entitled to rely and act upon requests made or purportedly made by any Responsible Officer of the Borrower and each Notice of Loan Advance shall be irrevocable and binding on the Borrower. The Borrower will be unconditionally and absolutely estopped from denying, (i) the authenticity and validity of any transaction so acted upon by the Bank once the Bank has made an Advance and has deposited or transferred such funds as requested in any such Notice of Loan Advance, and (ii) the Borrower's liability and responsibility therefor. The Borrower covenants and agrees to assume liability for and to protect, indemnify and save the Bank harmless from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees, which may be imposed upon, incurred by or asserted against the Bank by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of the Bank pursuant to a Notice of Loan Advance, (ii) the breach of any provisions of this Agreement by the Borrower, or (iii) the transfer of funds pursuant to (i) and/or (ii) above.

   C. The initial funding of the Loans shall be an Alternate Base Rate Loan. At any time after the Effective Date, the Borrower may convert to Alternate Base Rate Loans or Eurodollar Loans, subject to and pursuant to the provisions of Section 3.2.

   2.3 USE OF PROCEEDS. The proceeds of a Borrowing under the Commitment on the Effective Date shall be solely used to pay transaction costs and fees in connection herewith, to pay the acquisition costs of the GSV Stock, to pay transaction costs and fees in connection with the acquisition of the GSV Stock, to repay Indebtedness owing by GSV and to provide for working capital requirements of the Borrower. All proceeds of each subsequent Borrowing under the Commitment after the Effective Date shall be solely used to pay the acquisition costs of the Plant Specialties Stock, to pay transaction costs and fees in connection with the acquisition of the Plant Specialties Stock, to repay Indebtedness owing by Plant Specialities and to provide for working capital requirements of the Borrower.

                                    ARTICLE III
                                       NOTE

   3.1 NOTE. The Advances made under Section 2.1 by the Bank shall be evidenced by the Note executed by the Borrower, which shall (i) be dated the Effective Date, (ii) be in the amount of the Committed Sum, (iii) be payable to the order of the Bank at the office of the Bank, (iv) bear interest in accordance with
Section 3.2, and (v) be in the form of Exhibit 3.1 attached hereto. The Borrower will repay, and shall pay interest on, the unpaid principal amount of the Loans in accordance with the terms of the Note and this Agreement.

   3.2 INTEREST RATE OPTIONS. Subject to the provisions of this Section, the Borrower will elect an option (an "INTEREST OPTION") of having all or any portion of the Loans bear interest at rates determined as follows:

   A. After the initial funding, the Borrower will elect to have Loans bear interest at a rate based upon the Alternate Base Rate or at the Adjusted Libor Rate. Each change in an Interest Option made pursuant to this Section shall be deemed both a payment of the Alternate Base Rate Loan or the Adjusted Libor Rate Loan from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not thereby changed) as an Alternate Base Rate Loan or an Adjusted Libor Rate Loan into which such change was made on the Date of such change.

        (1) Prior to Default, the unpaid principal of the Loans shall bear interest from the date of Advance as follows:

            (a) If an Alternate Base Rate Loan is chosen at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
            (i) The Alternate Base Rate in effect from day to day, plus the Applicable Margin; or, (ii) the Maximum Rate; or,

            (b) If an Adjusted LIBOR Rate Loan is chosen, at a rate per annum which shall, from day to day, be an amount equal to the lesser of:
            (i) The Adjusted LIBOR Rate in effect from day to day, plus the Applicable Margin; or, (ii) the Maximum Rate.

        (2) The Borrower will, in each Notice of Loan Advance, give the Bank notice of the initial Interest Option selected and the term thereof with respect to each Borrowing made hereunder.

        (3) Prior to the termination of each Interest Period with respect to each Eurodollar Loan, the Borrower will give notice, also a "ROLLOVER NOTICE," to the Bank of the Interest Option which shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to the Bank at least one (1) Business Day, in the case of an Alternate Base Rate selection, or three (3) Business Days, in the case of an Adjusted Libor Rate selection, prior to the termination of such Interest Period. If the Borrower shall specify a Eurodollar Loan, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term), selected by the Borrower with respect to such portion of the Loan. Each rollover notice shall be irrevocable and effective upon notification thereof to the Bank. If the required Rollover Notice shall not have been timely received by the Bank (in accordance with the above provisions of this Section) prior to the expiration of the then relevant Interest Period in effect when such Notice was required to be given, the Borrower will be deemed to have selected the rate set forth in Section 3.2.A.(1)(a) to be applicable to such portion of the Loan upon expiration of such Interest Period and the Borrower shall be deemed to have given the Bank notice of such selection.

        (4) With respect to an Alternate Base Rate Loan, the Borrower shall have the right, on any Business Day, also a "CONVERSION DATE," to convert such Alternate Base Rate Loan to a Eurodollar Loan by giving the Bank a Rollover Notice of such election at least three (3) Business Days, in the case of an Adjusted Libor Rate selection, prior to such Conversion Date.

        (5) Notwithstanding anything in this Section to the contrary, no Alternate Base Rate Loan may be converted to an Adjusted Libor Rate Loan and no Adjusted Libor Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of each applicable Interest Period.

   3.3 APPLICABLE MARGIN. The Applicable Margin for Adjusted LIBOR Rate Loans shall be 1.25 % and for Alternate Base Rate Loans, the Applicable Margin shall be 0.00 %.

   3.4 DEFAULT RATE. If a Default or an Event of Default shall occur and be continuing and not be waived, the Borrower will on demand from time to time pay interest, to the extent permitted by law, on all Loans outstanding up to the date such Default or Event of Default is cured at a rate per annum equal to two
(2) per cent in excess of the Alternate Base Rate (the "DEFAULT RATE"), but never in excess of the Maximum Rate.

   3.5 MAXIMUM INTEREST. It is the intention of the parties to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provision apparently to the contrary in the Loan Documents, no such provision shall require the payment or permit the collection of interest in excess of the Maximum Amount or the Maximum Rate. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Loan Documents, then in such event the provisions of this Section shall govern and control and (i) no Person liable for the payment of any sums to become due under the Loan Documents shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount or the Maximum Rate, and (ii) any such excess which may have been collected shall be first applied as a credit against the then unpaid principal amount on the Note and the excess, if any, refunded to the Borrower or the Guarantor and the effective rate of interest shall be automatically reduced to the Maximum Rate. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received by the holder or holders of the Note in connection with the Loans. The Bank notifies and discloses to the Borrower that, for purposes of TEX. REV. CIV. STAT. ANN. Art. 5069-1.04 (Vernon 1989), as it may, from time to time, be amended, the "APPLICABLE RATE CEILING" shall be the "INDICATED RATE" ceiling, from time to time, in effect as limited by Art. 5069-1.04(b). To the extent provided by applicable law, however, the Bank reserves the right to change the "APPLICABLE RATE CEILING," from time to time, by further notice and disclosure to the Borrower. The "HIGHEST NON-USURIOUS RATE OF INTEREST PERMITTED BY APPLICABLE LAW" for purposes of this Agreement and the Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Agreement and the Note (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest. The Borrower and the Bank agree that, except for ss.15.10(b), the provisions of TEX. REV. CIV. STA. ANN. Art. 5069-15.01 ET.SEQ. Vernon (1987), as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Documents.

   3.6 PAYMENTS ON THE NOTE. The unpaid principal amount of the Note shall be due and payable on the Maturity Date, on which date all principal on the Note shall be payable in full. Interest on the Note shall be due and payable on the Interest Payment Date.

   3.7 CALCULATION OF INTEREST RATES. Interest on the unpaid principal of the Note shall be calculated on the basis of the actual days elapsed in a year consisting of three hundred sixty (360) days. The Bank shall determine each Contract Rate applicable to the Loans and shall advise the Borrower of the Contract Rates so determined.

   3.8 CONSEQUENTIAL LOSS. The Borrower agrees to reimburse the Bank for and against any loss or reasonable expense (including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Bank may sustain or incur as a consequence of any of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Bank under this Agreement or any other Loan Document, or at law): (i) any failure of the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article VI applicable to it; (ii) any failure of the Borrower to borrow hereunder after irrevocable Notice of Loan Advance pursuant to Section 2.1 has been given; (iii) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; (iv) any Default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise); or, (v) the occurrence of an Event of Default (collectively, "CONSEQUENTIAL LOSS"). Such loss or expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as determined by the Bank) that would be realized by the Bank in reemploying the funds so paid, prepaid or converted or not borrowed in U.S. Treasury obligations with comparable maturities for comparable periods. The Bank shall provide to the Borrower a statement, signed by an officer of the Bank, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrower will pay the Bank the amount shown as due on any such statement within ten (10) days after the receipt of the same.

   3.9 PREPAYMENTS. Except as specified in this Section, the Borrower shall have no right to prepay any Loan. The Borrower may, upon five (5) days' prior notice to the Bank, make prepayments on the Note in whole at any time or in part, from time to time, however, the following provisions shall be applicable.

   A. Partial prepayments shall be in an aggregate principal amount of $500,000.00, or a greater integral multiple of $100,000.00.

   B. The Borrower may, on any Business Day, prepay the outstanding principal amount of any Alternate Base Rate Loan, in whole or in part, without premium or penalty.

   C. The Borrower will pay to the Bank an amount equal to the Consequential Loss if the Borrower shall, in any manner, prepay any Eurodollar Loan.

   D. If no Default shall have occurred, prepayments shall be applied (i) first to the dis- charge of any expenses for which the Bank may be entitled to receive reimbursement under any agreement with the Borrower,
        (ii) next, to the Consequential Loss, (iii) next, to accrued interest on the Note, (iv) next, to the reduction of principal on the Alternate Base Rate Loans, and (v) the balance remaining, if any, shall be applied to the reduction of installments of principal on the Eurodollar Loans. Prepayments shall be applied to the Eurodollar Loans as the Borrower shall select; provided, however, the Borrower shall select Eurodollar Loans to be prepaid in a manner designed to minimize the Consequential Loss resulting from such prepayments.

   E. If, however, the Borrower shall fail to select the Eurodollar Loan to which such prepayments are to be applied, or a Default has occurred and is continuing at the time of a prepayment, the Bank shall be entitled to apply the prepayment in any manner the Bank shall deem appropriate.

   3.10 MANNER AND APPLICATION OF PAYMENTS. All payments and prepayments of principal of, and interest on, the Note shall be made by the Borrower to the Bank before 2:00 p.m. (Houston, Texas time) in immediately available funds at the Bank's office. Any payment or prepayment received by the Bank after 2:00 p.m. (Houston, Texas time), shall be deemed to have been received by the Bank on the next succeeding Business Day.

   3.11 COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment fee in the amount of $30,000.00, for the granting of the Loans which shall be due and payable on the Effective Date.

   3.12 PAYMENTS IN RESPECT OF INCREASED COSTS.

   A. Notwithstanding any other provision hereof, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in GAAP or regulatory accounting principles applicable to the Bank shall (i) impose, modify or make applicable to the Bank any reserve, special deposit or similar requirement with respect to its obligations hereunder, (ii) impose on the Bank any other condition with respect to its obligations hereunder, or (iii) subject the Bank to any tax (other than {a} taxes imposed on the overall net income of the Bank, and {b} franchise taxes imposed on the Bank, in either case by the jurisdiction in which the Bank has its principal office or lending office or any political subdivision or taxing authority of any such jurisdiction), charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Bank hereunder or to reduce the amount of principal, interest or any fee or compensation receivable by the Bank hereunder, then such additional amount or amounts as will compensate the Bank for such additional costs or reduction shall be paid to the Bank by the Borrower. The Bank agrees to give notice to the Borrower of any such change in law, regulation, interpretation or administration with promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

   B. If, after the date of this Agreement, the Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the

        Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) then from time to time, the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

   C. A certificate of the Bank setting forth such amount or amounts, supported by calculations as shall be necessary to compensate the Bank as specified in Section 3.12.A and Section 3.12.B shall be delivered to the Borrower and shall be conclusive and binding upon the Borrower absent manifest error. The Borrower will pay the Bank the amount shown as due on any such certificate within ten (10) Business Days after its receipt of the same.

   D. Failure on the part of the Bank to demand compensation for any increased costs, reduction in amounts received or receivable hereunder or reduction in the rate of return earned on the Bank's capital, in each case pursuant to Section 3.12.A or Section 3.12.B, shall not constitute a waiver of the Bank's rights to demand com- pensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return pursuant to Section 3.12.A and Section 3.12.B. The protection under this Section shall be available to the Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Bank for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Bank shall promptly refund (without interest) all amounts paid under this Section arising from such invalid or inapplicable law, regulation or other condition).

                                    ARTICLE IV
                      SPECIAL PROVISIONS FOR EURODOLLAR LOANS

   4.1 INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to any Interest Period for any Eurodollar Loan:

   A. The Bank determines (which determination shall be conclusive) that, by reason of circumstances affecting the interbank Eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Bank in the interbank Eurodollar market for such Interest Period; or,

   B. The Bank determines in good faith (which determination shall be conclusive absent manifest error) that the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of maintaining or funding such Eurodollar Loan for such Interest Period, then the Bank shall give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Bank to make Eurodollar Loans shall be suspended, and (ii) the Borrower will either
        (a) repay in full the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Loans, or (b) convert such Eurodollar Loans to Alternate Base Rate Loans in accordance with Section 3.2.A.(3) on the last day of the then current Interest Period applicable to each such Eurodollar Loan.

   4.2 ILLEGALITY. If with respect to any Interest Period for any Eurodollar
Loan:

   A. The Bank determines in good faith (which determination shall be conclusive absent manifest error) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful for the Bank to maintain or fund any Loan by means of Dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "EURODOLLAR EVENT"), then, at the option of the Bank, the aggregate principal amount of the Eurodollar Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Borrower. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise the aforesaid option by giving notice thereof to the Borrower.

   B. Any prepayment of any Eurodollar Loan which is required under the preceding Section shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Agreement with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Borrower referred to above, which date ("REQUIRED PREPAYMENT DATE") shall be not less than fifteen (15) days from the date of such notice. Upon receipt of such notice, the Borrower will either
        (i) prepay in full the then outstanding principal amount of the Eurodollar Loan, together with accrued interest thereon, or (ii) convert the Eurodollar Loan to another Interest Option on either (a) the last day of the then current Interest Period applicable to each affected Eurodollar Loan, if the Bank may lawfully continue to maintain and fund such Eurodollar Loan to such day, or (b) immediately if the Bank may not lawfully continue to fund and maintain such Eurodollar Loan to such day.

   4.3 EFFECT ON INTEREST OPTIONS. If notice has been given pursuant to Section
4.1 requiring a type of Eurodollar Loan to be repaid or converted, then unless and until the Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply requiring such repayment or conversion, all Loans shall thereafter be Alternate Base Rate Loans. If the Bank notifies the Borrower that the circumstances giving rise to such repayment no longer apply, the Borrower may thereafter select Loans to be Eurodollar Loans in accordance with
Section 3.2.A.(1).

   4.4 PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrower makes any payment of principal with respect to any Adjusted LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such Adjusted LIBOR Rate Loan, the Borrower will reimburse the Bank on demand the Consequential Loss incurred by the Bank as a result of the timing of such payment. A certificate of the Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to the Borrower and shall, in the absence of manifest error, be conclusive and binding. Any conversion of an Adjusted LIBOR Rate Loan to a different Interest Option on any day other than the last day of the Interest Period for such Adjusted Libor Rate shall be deemed a payment for purposes of this Section.

   4.5 SURVIVAL OF OBLIGATIONS. Failure on the part of the Bank to demand compensation pursuant to this Article for any increased costs or reduction in amounts received or receivable with respect to any Interest Period, shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Article shall be available to the Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Bank for compensation.

                                    ARTICLE V
                                    COVENANTS

   5.1 AFFIRMATIVE COVENANTS. Until the fulfillment of all Obligations, unless the Bank shall otherwise consent in writing, the Borrower will, and will cause each other Loan Party to, perform and comply with the following covenants:

   A.   The Borrower will furnish to the Bank:

        (1) As soon as possible, but in any event within one hundred twenty
        (120) days after the end of each Fiscal Year, audited, consolidated Financial Statements of the Borrower and the Consolidated Subsidiaries consisting of statements of income, stockholder's equity and cash flow for such Fiscal Year and a balance sheet as of the end of such Fiscal Year, setting forth, in each case, in comparative form, corresponding figures from the immediately preceding annual audit, accompanied by supporting schedules required by GAAP, all in reasonable detail and satisfactory in scope to the Bank, as fairly presenting the financial position of the Borrower and the Consolidated Subsidiaries as of the dates indicated in accordance with GAAP, together with an opinion thereon, without material qualifications or exceptions certified by independent certified public accountants selected by the Borrower and satisfactory to the Bank, and the consolidating Financial Statements of each Consolidated Subsidiary;

        (2) As soon as possible, but in any event within one hundred twenty
        (120) days after the end of each Fiscal Year, the auditors' management report;

        (3) Within forty-five (45) days after the end of each calendar month, an unaudited, consolidated balance sheet as of the end of such calendar month and the related statements of income, stockholder's equity and cash flow, and setting forth, in comparative form, the amounts for such calendar month and the Fiscal Year to date, and the amounts for the corresponding periods in the prior Fiscal Year, prepared in accordance with GAAP, and certified by a Financial Officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and the Consolidated Subsidiaries as of the dates indicated, subject to changes resulting from audit and normal year-end adjustment;

        (4) As soon as possible, a copy of the federal income tax return of the Borrower for the current Fiscal Year then ended, certified as being true and correct by a Financial Officer of the Borrower; and,

        (5) From time to time, such further information regarding the business, affairs and financial condition of the Borrower and the Consolidated Subsidiaries as the Bank may request.

   B. The Borrower will comply, and shall cause each other Loan Party to comply, with all Requirements of any Governmental Authority.

   C. The Borrower will act prudently and in accordance with customary industry standards in managing or operating the Borrower's assets, properties, business and investments. The Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of the Borrower's assets and properties which are necessary to the conduct of the Borrower's business. The Borrower will obtain and maintain at the Borrower's expense, all governmental licenses, authorizations, consents, permits and approvals as may be required to enable the Borrower to operate the Borrower's business and to comply with the Borrower's obligations hereunder and under the other Loan Documents.

   D. The Borrower will continue to be a corporation duly incorporated and existing in good standing under the laws of the State of Texas and will continue to be duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by the Borrower or the nature of the business transacted by the Borrower makes licensing or qualification necessary, and the failure to do so would have a Material Adverse Effect.

   E. The Borrower will, and the Borrower will cause each other loan party to the Chase Credit Agreement to, comply with the terms of the Chase Credit Agreement.

   F. The Borrower will, and the Borrower will cause each other Loan Party to, pay and discharge all taxes, assessments and governmental charges or levies including, but expressly not limited to, income, excise and ad valorem taxes, prior to the date on which penalties or liens attach thereto and become of public record, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

   G. The Borrower will, and the Borrower will cause each other Loan Party to, promptly give notice in writing to the Bank of (i) any IRS audit of the Borrower or such other Loan Party, (ii) the filing or commencement of any action, suit, or administrative proceeding against the Borrower or such other Loan Party, whether at law or in equity or by or before any Governmental Authority, (iii) violations of any Require- ment, or (iv) any Reportable Event, any of which events (a) is material and is brought by or on behalf of any Person, or in which injunctive or other equitable relief is sought, and (b) it is probable (within the meaning of Statement of Financial Accounting Standards No. 5 promulgated by FASB) that there will be an adverse determination and which, if adversely determined, would materially impair the ability of such Person to perform its obligations under any of the Loan Documents to which it is a party.

   H. The Borrower will, and the Borrower will cause each other Loan Party to, furnish to the Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default or would become a Default or an Event of Default, notice specifying the nature and period of existence thereof and the action which the Borrower and the other Loan Party are taking or propose to take with respect thereto.

   I. The Borrower will pay in full all expenses, including reasonable legal expenses and attorney's fees, of the Bank which have been or may be incurred by the Bank in connection with the preparation of the Loan Documents, the lending hereunder, the collection or enforcement of the Obligations and the recording and filing and rerecording and re-filing of any such document.

   J. The Borrower will comply with all Requirements of any Governmental Authority, including, but expressly not limited to environmental laws applicable to any property owned or occupied by the Borrower, or any parts thereof, and the Occupational Safety and Health Act of 1970 ("OSHA"), if the failure to be in compliance would have a Material Adverse Effect.

   5.2 OTHER COVENANTS. Until the fulfillment of all Obligations, unless the Bank shall otherwise consent in writing, the Borrower will, and the Borrower will cause each other Loan Party to, respectively as indicated, perform and comply with the following covenants:

   A. Neither the Borrower nor any of the Consolidated Subsidiaries will create, incur, assume or suffer to exist Indebtedness, except, (i) the Loans, and (ii) current accounts payable and other current obligations (other than for borrowed money) arising out of transactions in the ordinary course of business.

   B. Neither the Borrower nor any of the Consolidated Subsidiaries will execute a Guaranty (except in favor of the Bank).

   C. Neither the Borrower nor any of the Consolidated Subsidiaries will pay any Dividends, make any distribution on the Borrower's or the Consolidated Subsidiaries' capital stock or purchase or retire any capital stock, dissolve or liquidate, or become a party of any merger or consolidation, or purchase, lease or otherwise acquire all or substantially all of the assets or capital stock of any Person, or sell, transfer, lease or otherwise dispose of all or any substantial part of the Borrower's or a Consolidated Subsidiary's respective properties, assets or business. Notwithstanding the foregoing, GSV may pay Dividends as necessary to acquire GSV Stock not acquired at the closing of the GSV Stock Purchase Agreement which shall not exceed three per cent of the GSV Stock. Safe Seal may also pay to Allwaste Dividends on preferred stock in an amount not to exceed $47,500.00 per quarter-annual period.

   D. Neither the Borrower nor a Consolidated Subsidiary will, (i) lend or advance any money, credit or property to any Person, or (ii) make or have outstanding any Investments in any Person, except (i) Temporary Cash Investments, (ii) such other "CASH EQUIVALENT" investments as the Bank may, from time to time, approve, and (iii) the Borrower may maintain the Investments in the Consolidated Subsidiaries.

   E. Neither the Borrower nor a Consolidated Subsidiary will amend their respective organizational documents, including but not limited to, Articles or Certificate of Incorporation and bylaws.

   F. Neither the Borrower nor a Consolidated Subsidiary will change its name, Fiscal Year or method of accounting except as required by GAAP. A Loan Party may change its name if the Borrower has given the Bank sixty (60) days prior notice of such name change.

   G. The Borrower and the Consolidated Subsidiaries will not enter into any transaction with any Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

   H. Neither the Borrower nor a Consolidated Subsidiary will increase the compensation paid to any officer, director or employee, by way of direct increase in salary, bonus, stock option or in any other manner except in the ordinary course of business and in amounts not exceeding industry standard compensation.

   I. Neither the Borrower nor a Consolidated Subsidiary will engage in any other line of business or business venture other than those presently engaged or those which are directly related thereto, or change any method of operation or manner of doing business in any material respect.

   J. The Borrower will not use proceeds of any Loan to acquire any security in any transaction which is subject to ss.13 or ss.14 of the Securities Exchange Act of 1934, including particularly (but without limitation) ss.13(d) and ss.14(d) thereof.

   K. Neither the Borrower nor a Consolidated Subsidiary will sell, assign, convey, exchange, lease or otherwise dispose of any of the Borrower's respective properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of business and for a fair consideration.

   5.3 ERISA COMPLIANCE. The Borrower and the Consolidated Subsidiaries shall, and shall cause each ERISA Affiliate to:

   A. At all times, make prompt payment of all contributions required under all Employee Plans and required to meet the minimum funding standard set forth in ERISA with respect to all Employee Plans;

   B. With respect to any Pension Plan, not permit to exist any material "ACCUMULATED FUNDING DEFICIENCY" (within the meaning of ss.302 of ERISA and ss.412 of the Code), whether or not waived, with respect thereto;

   C. Not engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of ss.502 of ERISA or a material tax imposed under the provisions of ss.4975 of the Code;

   D. Not terminate any Pension Plan in a "DISTRESS TERMINATION" under ss.4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC;

   E. Not adopt an amendment to any Pension Plan requiring the provision of security under ss.307 of ERISA or ss.40(a)(29) of the Code;

   F. Within thirty (30) days after the filing thereof, furnish to the Bank each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the IRS pursuant to ERISA, and the regulations promulgated thereunder, in connection with each Employee Plan for each Employee Plan year;

   G. Notify the Bank immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Employee Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate U.S. District Court of a trustee to administer an Employee Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and,

   H. Furnish to the Bank, upon request, such additional information concerning any Employee Plan as may be reasonably requested.

   5.4 INDEMNITY. THE BORROWER WILL, AND THE BORROWER WILL CAUSE EACH OTHER LOAN PARTY TO, JOINTLY AND SEVERALLY, INDEMNIFY AND SAVE, AND HOLD THE BANK AND THE BANK'S DIRECTORS, OFFICERS, ATTORNEYS, AND EMPLOYEES (INDIVIDUALLY, AN "INDEMNITEE" AND COLLECTIVELY, THE "INDEMNITEES") HARMLESS FROM AND AGAINST THE FOLLOWING (EACH A "CLAIM"): (I) ANY AND ALL CLAIMS, DEMANDS, ACTIONS, OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON IF THE CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION THAT THE PERSON ASSERTS OR MAY ASSERT AGAINST A LOAN PARTY (II) ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION THAT ARE ASSERTED AGAINST ANY INDEMNITEE IF THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY RELATES TO THE TOTAL COMMITMENT, THE USE OF PROCEEDS OF THE LOANS, OR THE RELATIONSHIP OF A LOAN PARTY AND THE BANK UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED PURSUANT TO THIS AGREEMENT; (III) ANY ADMINISTRATIVE OR INVESTIGATIVE PROCEEDING BY ANY GOVERNMENTAL AUTHORITY DIRECTLY OR INDIRECTLY RELATED TO A CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DESCRIBED IN CLAUSES (I) OR (II) ABOVE; AND, (IV) ANY AND ALL LIABILITIES, LOSSES, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES AND DISBURSEMENTS) THAT ANY INDEMNITEE SUFFERS OR INCURS AS A RESULT OF ANY OF THE FOREGOING. If any claim is asserted against any Indemnitee, the Indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the Loan Parties' obligations under this Section unless such failure materially prejudices the Loan Parties' right to participate in the contest of the Claim. The obligations and liabilities of the Loan Parties to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of the Obligations.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

   6.1 INITIAL ADVANCES. The obligation of the Bank to make any Advance on the Loans is subject to the conditions precedent that, on or before the date of the initial Advance, the Bank shall have received the following:

   A.   The duly executed Note.

   B.   A duly executed Notice of Loan Advance.

   C. A Guaranty Agreement in the form of Exhibit 6.1.C duly executed by Allwaste in favor of the Bank.

   D. An Officers Certificate in the form of Exhibit 6.1.D certified by the President and the Secretary or Assistant Secretary of the Borrower, stating that (i) no litigation is pending or threatened which would have a Material Adverse Effect; (ii) no investigation or proceeding before any Governmental Authority is continuing or threatened against the Borrower or a Consolidated Subsidiary, or any officer, director or Affiliate of the Borrower or a Consolidated Subsidiary with respect to this Agreement, the Loan Documents or any of the Transactions which could have a Material Adverse Effect; and, (iii) to the best knowledge and belief of such Persons, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate (a) all of the representations and warranties contained herein and the other Loan Documents are true and correct as of the date of the Advance, and (b) no event has occurred and is continuing, or would result from the Advance, which constitutes a Default or an Event of Default. The Bank shall also receive either a summary and analysis of all litigation in which the Borrower or a Consolidated Subsidiary is involved or an opinion of counsel, in form and substance acceptable to the Bank, to the effect that no litigation in which the Borrower or a Consolidated Subsidiary is involved would, in the event of an adverse determination, have a Material Adverse Effect.

   E. Resolutions of the Borrower approving the execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the Borrower's board of directors and accompanied by a certificate of the Secretary or Assistant Secretary of the Borrower stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect. The resolutions shall certify the name of each officer of the- Borrower authorized to sign the Loan Documents to be executed by the Borrower and the other documents or certificates to be delivered by the Borrower pursuant to the Loan Documents, together with the true signature of each such officer. The Bank may conclusively rely on the certificate of the Borrower until the Bank receives a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate.

   F. A Certificate of Incorporation, Certificate of Existence and Certificate of Account Status (or other similar instruments) for the Borrower issued by the appropriate official of the state of incorporation of the Borrower, and Certificates of Qualification, Certificates of Authorization or other similar instruments for the Borrower, issued by the Secretary of State of each of the states wherein the Borrower is qualified to do business, each dated within ten (10) days of the Effective Date.

   G. A copy of the Articles or Certificate of Incorporation of the Borrower and all amendments thereto, certified by the Secretary of State of the state of the Borrower's incorporation, and dated within ten (10) days of Effective Date, and a copy of the bylaws of the Borrower, and all amendments thereto, certified by the Secretary of theBorrower, as being true, correct and complete as of the date of such certification.

   H. Resolutions of Allwaste approving the execution, delivery and performance of the Guaranty Agreement, and the transactions contemplated therein, duly adopted by the board of directors of Allwaste and accompanied by a certificate of the Secretary or Assistant Secretary of Allwaste stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect. The resolutions shall certify the name of each officer authorized to sign each of the Loan Documents to be executed and the other documents or certificates to be delivered pursuant to the Loan Documents, together with the true signature of each such officer. The Bank may conclusively rely on the certificate until the Bank receives a further certificate canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate.

   I. A true and correct, fully executed copy of the GSV Stock Purchase
Agreement.

   J. Such other information and documents as may be required by the Bank and the Bank's counsel.

   6.2 SUBSEQUENT ADVANCES. The obligation of the Bank to make any subsequent Advance under this Agreement shall be subject to the following additional conditions precedent:

   A. As of the date of the making of such Advance, there shall not exist any Default or Event of Default.

   B. The Borrower shall have performed and complied with all agreements and conditions contained herein and in each of the Loan Documents which are required to be performed or complied with before or on the date of such Advance.

   C. As of the date of making such Advance, no change that would cause a Material Adverse Effect shall have occurred.

   D. In the case of any Borrowing, the Bank shall have received an appropriate Notice of Loan Advance dated as of the date of a Borrowing signed by the Borrower.

   E. The representations and warranties contained in each of the Loan Documents shall be true in all respects on the date of making of such Advance, with the same force and effect as though made on and as of that date.

   F. As the Advance relating to the acquisition of the Plant Specialties Stock, a true and correct, fully executed copy of the Plant Specialties Stock Purchase Agreement.

                                    ARTICLE VII
                          REPRESENTATIONS AND WARRANTIES

   7.1 REPRESENTATIONS AND WARRANTIES CONCERNING BORROWER. The Borrower represents and warrants the following matters concerning the Borrower.

   A. The Borrower is a corporation duly incorporated and existing in good standing under the laws of the State of Texas. The Borrower is duly licensed or qualified in all jurisdictions wherein the character of the property owned or leased by the Borrower or the nature of the business transacted by the Borrower makes licensing or qualification necessary by foreign corporations and where failure to become so licensed or qualified would have a Material Adverse Effect.

   B. The execution of the Loan Documents and the performance of the Obligations thereunder by the Borrower (collectively, the "TRANSACTIONS") have been duly autho- rized by all necessary corporate action. Such actions will not (i) violate any provision of law, the Borrower's Articles or Certificate of Incorporation or the Borrower's Bylaws, or (ii) result in the breach of or constitute a default under other agreement or instrument to which the Borrower is a party. No consent of the- Borrower's shareholders or any holder of Indebtedness of the Borrower is required as a condition to the validity of this Agreement.

   C. The Loan Documents, when duly executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

   D. The Borrower has furnished to the Bank an audited Fiscal Year-end consolidated balance sheet as of December 31, 1995, and related statements of income, retained earnings and changes in financial condition of the Borrower and the Consolidated Subsidiaries as of such date, and an interim, year-to-date balance sheet and the income and surplus statements as of November 30, 1996, and related statements of income, retained earnings and changes in financial condition as of such date. The Financial Statements are true and correct and have been prepared in accordance with GAAP throughout the periods involved. The balance sheets fairly present the financial condition of the Borrower and the Consolidated Subsidiaries as of the dates thereof, and the income and surplus statements fairly present the results of the opera-tions of the Borrower and the Consolidated Subsidiaries for the periods indicated. There have been no changes in the condition, financial or otherwise, of the Borrower and the Consolidated Subsidiaries since the dates of such Financial Statements which would have a Material Adverse Effect.

   E. Except as disclosed in the Financial Statements referenced in Section 7.1.D, neither the Borrower nor any Consolidated Subsidiary has any (i) Investment in any other

        Person, or (ii) agreements in effect providing for or relating to extensions of credit in respect of which such Person is or may become directly or contingently obligated.

   F. There is no material fact that the Borrower has failed to disclose to the Bank which could reasonably be expected to have a Material Adverse Effect. Neither the Financial Statements referenced in Section 7.1.D, nor any certificate or statement delivered herewith or heretofore by the Borrower to the Bank in connection with negotiations of the Loan Documents, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

   G. Exhibit 7.1.G hereto, which sets out the authorized and the issued capital stock of the Borrower, is a complete and accurate list of all shareholders of the Borrower as of the Effective Date and the number of shares of each class of capital stock owned by each. There are no outstanding warrants or options to purchase any of the capital stock of the Borrower except as disclosed to the Bank with respect to options granted to certain employees of the Borrower. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the shareholders free and clear of all Liens.

   H. The Borrower is and, after consummation of this Agreement and after giving effect to all Indebtedness incurred will be Solvent.

   I. Except as disclosed in writing to the Bank, the Borrower is not a party to a transaction with any Affiliate. All such transactions are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than could be obtained in an arm's-length transaction with a Person that was not an Affiliate.

   J. The Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which the Borrower is a party or by which any of the Borrower's property is bound.

   K. Neither the business nor the property of the Borrower are, affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

   L. Except as has been previously disclosed to the Bank, the Borrower has not during the preceding five (5) years, been known as or used any fictitious, assumed or trade names except as disclosed in writing to the Bank. The principal office, chief executive office and principal place of business of the Borrower is at the address set out in Section 9.1. The Borrower maintains the Borrower's principal records and books at such address.

   M. The Borrower does not own any Subsidiary, except for the Consolidated Subsidiaries.

   N. The Borrower possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses and permits, approvals and consents (collectively, the "PERMITS") of all Governmental Authority as required to conduct its business. Each such Permit is and will be in full force and effect. The Borrower is in compliance in all material respects with all Permits, and to its knowledge no event, including, without limitation, any violation of any law, rule or regulation, has occurred which allows the revocation or termination of any Permit or any restriction thereon.

   7.2 REGULATORY MATTERS. The Borrower represents and warrants that as of the Effective Date, no Regulatory Defects exist, and specifically the following matters.

   A. The proceeds of the Loans will be used by the Borrower solely for the purposes here- in set out and for no other purpose whatsoever. None of such proceeds will be used for the purpose of purchasing or carrying any "MARGIN STOCK" as defined in Regu- lation U, Regulation X, or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "MARGIN STOCK" or for any other purpose which might constitute this transaction a "PURPOSE CREDIT" within the meaning of such Regulation U, Regulation X, or Regulation G. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Note or any of the other Loan Documents, including this Agreement, to violate Regu- lation U, Regulation X, or Regulation G or any other regulations of the board of governors of the Federal Reserve System or to violatess.8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

   B. Neither the Borrower nor any other Loan Party or any Person having "CONTROL" (as that term is defined in 12 U.S.C.ss.375(b)(5) or in regulations promulgated pursuant thereto) of the Borrower or any other Loan Party, is an "EXECUTIVE OFFICER," "DIRECTOR," or "PRINCIPAL SHAREHOLDER" (as those terms are defined in 12 U.S.C. ss.375(b) or in regulations promulgated pursuant thereto) of the Bank, of a bank holding company of which the Bank is a subsidiary, or of any subsidiary of a bank holding company of which the Bank is a subsidiary, or of any bank at which the Bank maintains a "CORRESPONDENT ACCOUNT" (as such term is defined in such statute or regulations), or of any bank which maintains a correspondent account with the Bank.

   C. There are no suits or proceedings pending, or to the knowledge of the Borrower or any other Loan Party, threatened, in any court or before any Governmental Authority against or affecting the Borrower or any other Loan Party which, if adversely determined, would have a Material Adverse Effect.

   D. The Borrower and each other Loan Party has filed all U.S. tax returns and all state and foreign tax returns which are required to be filed. The returns properly reflect the U.S. income tax, foreign tax and/or state taxes of the Borrower and the other Loan Party for the period covered thereby. The Borrower and each other Loan Party has paid, or made provisions for the payment of, all taxes which have become due pursuant to the returns or pursuant to any assessment received by the Borrower or any other Loan Party, except such taxes, if any, as are being contested in good faith and as to which, adequate reserves have been provided. Except for Harley, no Federal income tax returns of the Borrower or any other Loan Party have been audited by the IRS. Neither the Borrower nor any other Loan Party has, as of the Effective Date, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. The Borrower is not a party to or has any obligation under any tax sharing agreement.

   E. (i) No Reportable Event has occurred and is continuing with respect to any Employee Plan; (ii) PBGC has not instituted proceedings to terminate any Employee Plan; (iii) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of an Employee Plan has (a) incurred any liability to PBGC with respect to any Employee Plan other than for premiums not yet due or payable, or (b) instituted or intends to institute proceedings to terminate any Employee Plan under ss.4041 orss.4041A of ERISA or withdraw from any Multi-Employer Plan (as that term is defined inss.3(37) of ERISA); and, (iv) each Employee Plan has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

   F. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by the Borrower of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

   G. The Borrower has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. ss.ss.200 ET.SEQ., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. ss.215(a). This representation and warranty, and each reconfirmation thereof, shall constitute assurance from the Borrower, given as of the Effective Date and as of the date of each re-confirmation, that the Borrower has complied with the requirements of the FLSA, in general, and 29 U.S.C. ss.215(a)(1), thereof, in particular.

   H. Neither the Borrower nor any other Loan Party has been accused of being in violation of Title IX, of the Organized Crime Control Act of 1970, entitled "RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS" (RICO), 18 U.S.C. ss.ss.1961 ET.SEQ.

   I. The operations of the Borrower comply in all material respects with all applicable environmental laws (except as disclosed in writing to the Bank) and with OSHA. The Borrower and all of Borrower's present facilities or operations, as well as, to the knowledge of the Borrower, Borrower's past facilities or operations, are not subject to any judicial or administrative proceeding or any outstanding written order or agree- ment with any Governmental Authority or private party respecting (i) environmental laws, (ii) any remedial work (except as disclosed in writing to the Bank), or (iii) any environmental claims arising from the release of hazardous materials, as defined in any environmental laws, into the environment. To the best of the knowledge of the Borrower, none of Borrower's operations is the subject of any Federal or state investigation evaluating whether any remedial work is needed to respond to a release of any hazardous materials into the environment in violation of environmental laws. The Borrower has not filed any notice under any environmental laws indicating past or present treatment, storage, or disposal of hazardous materials or reporting a spill or release of hazardous materials into the environment in violation of environmental laws. To the best knowledge of the Borrower, the Borrower does not have any contingent liability in connection with any release of any hazardous materials and none of the Borrower's operations involve the generation, transportation, treatment or disposal of hazardous materials.

   7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive delivery of the Loan Documents. Any investigation at any time made by or on behalf of the Bank shall not diminish the Bank's right to rely on the representations and warranties made by the Borrower or any other Loan Party.

                                   ARTICLE VIII
                               DEFAULTS AND REMEDIES

   8.1 EVENTS OF DEFAULT. The Borrower will be in Default hereunder if any one of the following shall occur:

   A. If any installment of principal or interest on the Note, shall not be paid when due and payable, or if there shall occur a failure to pay, when due, any Obligations owed to the Bank.

   B. If any representation, statement, warranty or certification made by the Borrower or any other Loan Party in the Loan Documents, or furnished to the Bank in connection with the Loans, shall prove to have been incorrect in any material respect at the time of making or issuance thereof.

   C. If there shall occur any one of the following events, and if the event shall continue uncured after ten (10) days from the earlier to occur of
        (i) the date such event becomes known to the Borrower or any other Loan Party, or (ii) the date the Bank shall have given notice to the Borrower that such event has occurred; provided, however, the Bank shall not be required to give notice of any such failure or event:

        (1) If the Borrower or the other Loan Party shall fail to comply with any of the covenants and agreements set forth in Section 5.1; and/or,

        (2) Both the following events shall occur: (i) Either (a) process shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) by the Borrower, any ERISA Affiliate, any subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Employee Plan shall be terminated in any such case under ss.4041 or ss.4042 of ERISA, or (b) a Reportable Event, the occurrence of which would cause the imposition of a lien under ss.4068 of ERISA, shall have occurred with respect to any Employee Plan (other than a Multi-Employer Plan as that term is defined in ss.3(37) of ERISA) and be continuing for a period of sixty (60) days; and, (ii) the sum of the estimated liability to PBGC under ss.4062 of ERISA and the currently payable obligations of the Borrower or any ERISA Affiliate to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of ss.412 of the Code) under the Employee Plan or Employee Plans subject to such event shall exceed ten (10) per cent of tangible net worth at such time; and/or,

        (3) Any or all of the following events shall occur with respect to any MultiEmployer Plan (as that term is defined in ss.3(37) of ERISA) to which the Borrower or any ERISA Affiliate contributes or contributed on behalf of its employees: (i) the Borrower or any ERISA Affiliate incurs a withdrawal liability under ss.4201 of ERISA; (ii) any such plan is "IN REORGANIZATION" as that term is defined in ss.4241 of ERISA; or, (iii) any such Employee Plan is terminated under ss.4041A of ERISA and the Bank determines in good faith that the aggregate liability likely to be incurred by the Borrower or any ERISA Affiliate, as a result of all or any of the events specified in subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect.

   D. If any event shall occur which would constitute an event of default or be a default under the Chase Credit Agreement, as those terms are defined therein.

   E. If any event shall occur which would constitute an Event of Default under Section 5.2 or Section 5.4.

   F. If there shall occur any change in the condition (financial or otherwise) of the Borrower, Allwaste or any other Loan Party which, in the opinion of the Bank, has a Material Adverse Effect.

   G. If any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower or if the Guaranty Agreement shall cease to be legal, valid and binding agreements enforceable against Allwaste in accordance with the respective terms thereof or shall in any manner be terminated or become or be declared ineffective or inoperative or shall in any manner whatsoever cease to give or provide the rights, interests, remedies, powers or privileges intended to be created thereby.

   H. If there shall occur a failure by the Borrower in the observance or performance of any other provision of the Loan Documents.

   I. If there shall occur a failure beyond any period of grace, if any, by the Borrower, Allwaste or any other Loan Party in the payment, when due, of the interest on or the principal of any Indebtedness in excess of $10,000.00, other than accounts payable incurred in the ordinary course of business, or (ii) any other Indebtedness and if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness, at its option to accelerate, the maturity of such Indebtedness.

   J. If there shall be any change in the ownership of the Voting Shares of any Loan Party or if there shall be any other Change of Control of any Loan Party.

   K.   If the Borrower, Allwaste or any other Loan Party shall:

        (1) Apply for, consent to or acquiesce in the appointment of a receiver, trustee or liquidator of such Person, or of such Person's property; and/or,

        (2) Admit in writing such Person's inability to pay debts as they mature; and/or,

        (3) Make a general assignment for the benefit of creditors; and/or,

        (4) Be adjudicated to be bankrupt or insolvent by any court having jurisdiction; and/or,

        (5) File a voluntary petition in bankruptcy or a petition or answer seeking reorganization, composition, readjustment, an arrangement or similar relief with creditors under any present or future Debtor Laws or file an answer admitting the material allegations of a petition filed against such Person in bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken for the purpose of effecting any of the foregoing; and/or,

        (6) Have a receiver or trustee or assignee in bankruptcy or insolvency appointed for such Person or such Person's property without such Person's application or consent.

   L. If an involuntary petition or complaint shall be filed against the Borrower, Allwaste or any other Loan Party seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or, if an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Borrower or any other Loan Party or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets.

   8.2 REMEDIES. Upon the occurrence of an Event of Default, and in any such event, the obligation of the Bank to extend credit to the Borrower pursuant hereto shall immediately terminate. If a Default shall occur, the Bank may, at the Bank's option, without notice to the Borrower, declare the principal of and interest accrued on the Obligations to be forthwith due and payable, whereupon the same shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate the maturity of the Obligations, notice of acceleration of the maturity of the Obligations or notice of any kind, all of which are hereby waived, and thereafter, the Bank may exercise all remedies available to the Bank as provided in any of the Loan Documents and at law or in equity. None of the provisions contained in any of the Loan Documents shall, or shall be deemed to, give the Bank the right to exercise control over the assets, including, without limitation, real property, affairs, or management of the Borrower or any other Loan Party. The rights of the Bank are limited to the exercise the remedies provided in this Agreement and the other Loan Documents.

   8.3 OTHER NOTICES. The Borrower will promptly notify the Bank of (i) any change in the Borrower's and any other Loan Party's financial condition or business which would have a Material Adverse Effect, (ii) any default under any agreement, contract or other instrument of which such Person is a party or by which any of such Person's properties are bound, or any acceleration of the maturity of any Indebtedness, any of which would have a Material Adverse Effect,
(iii) any claim against or affecting the Borrower or any other Loan Party or any of the Borrower's or the other Loan Party's property which would have a Material Adverse Effect, and (iv) the commencement of, and any determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Borrower or any other Loan Party which would have a Material Adverse Effect.

                                   ARTICLE IX
                                  MISCELLANEOUS

   9.1 NOTICES. Any notice required or permitted to be given hereunder shall be in writing, shall be addressed to the parties hereto at the respective addresses set out below, which may be changed by the giving of written notice to that effect pursuant hereto, and shall be deemed effectively given if (i) delivered personally, or (ii) upon being deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested:

    If to Borrower:          THE SAFE SEAL COMPANY, INC.
                             14900 Woodham Drive, Suite A125
                             Houston, Texas  77073

    If to Bank:              TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                             712 Main Street
                             P.O. Box 2558
                             Houston, Texas  77252-2558

   9.2 SEVERABILITY. In the event any one or more of the provisions contained in the Loan Documents should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained in the Loan Documents shall not in any manner be affected thereby and shall be enforceable in accordance with their terms.

   9.3 CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any manner affect, limit, amplify, or modify the terms and provisions hereof.

   9.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, any ERISA Affiliate and the Bank and shall inure to the benefit of the Borrower, any ERISA Affiliate and the Bank and the successors and assigns of the Bank. The Borrower may not, without the prior consent of the Bank, assign any rights, powers, duties or obligations hereunder.

   9.5 PARTICIPATION. The Borrower recognizes and agrees that the Bank may, from time to time, assign to one or more banks or other entities all or any part of, or may grant a participation to one or more banks or other entities, in or to all or any part of, the Loans, the Note and the Bank's rights in respect of the Loan Documents. The Borrower will have no obligation for any costs incurred by the Bank in the participation of the Loans.

   9.6 NON-LIABILITY OF BANK. The relationship among the Borrower, any other Loan Party and the Bank is, and shall at all times remain, solely that of debtors and creditor. The Bank does not undertake or assume any responsibility or duty to any Person to review, inspect, supervise, pass judgment upon, or inform any Person of any matter in connection with any phase of such Person's business, operations, or condition, financial or otherwise. Each Person shall rely entirely upon such Person's own judgment with respect to such matters. Any review, inspection, supervision, exercise of judgment, or information supplied to any Person by the Bank in connection with any such matter is for the protection of the Bank, and no Person is entitled to rely thereon.

   9.7 LIST OF EXHIBITS. The following Exhibits are attached hereto and made a part hereof for all purposes:

    Exhibit 2.1                  Notice of Loan Advance
    Exhibit 3.1                  Note
    Exhibit 6.1.C                Guaranty Agreement
    Exhibit 6.1.D                Officers Certificate

   9.8 MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by the Borrower or the other Loan Party therefrom, shall be effective only if the same shall be in writing and agreed to by the Bank and then shall be effective only in the specific instance and for the purpose for which given.

   9.9 WAIVER. The acceptance by the Bank of any partial payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by the Bank of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default, or Default. No delay or omission by the Bank in exercising any right under the Loan Documents shall impair that right or be construed as a waiver thereof or any acquiescence therein, or shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right under the Loan Documents or otherwise. The rights of the Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law.

   9.10 GOVERNING LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE UNITED STATES SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE LOAN DOCUMENTS.

   9.11 CHOICE OF FORUM, SERVICE OF PROCESS AND JURISDICTION. Any suit, action or proceeding against any Loan Party with respect to the Loan Documents, or the enforcement of any judgment entered by any court in respect thereof, shall be brought in the courts of the State of Texas, Harris County, Texas, or in the U.S. courts located in Southern District of Texas as the Bank, in the Bank's sole discretion, may elect. The Bank and the Borrower each submit to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding.

   A. The Bank and the Borrower and each irrevocably waives, in connection with any such suit, action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

   B. The Bank and the Borrower each irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such Person, as the case may be, at its address set forth in Section 9.1.

   C. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

   9.12 WAIVER OF JURY TRIAL. Each party hereto hereby waives any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with or relating to any of the Loan Documents or the Transactions. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in this Section any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (i) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that it has been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

   9.13 AGENCY. Nothing herein contained shall be construed to constitute the Borrower or any other Loan Party as the Bank's agent for any purpose whatsoever.

   9.14 NO THIRD PARTY BENEFICIARY. The parties do not intend for this Agreement to inure to the benefit of any third party, or for this Agreement to be construed to make or render the Bank liable to any mechanic, materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrower or any other Loan Party for debts or claims accruing to any such Persons against the Borrower or any other Loan Party. The Bank does not, by anything herein or in any of the other Loan Documents, assume any Indebtedness of the Borrower or any other Loan Party under any contract or agreement assigned to the Bank, and the Bank shall not be responsible in any manner for the performance by the Borrower or any other Loan Party of any of the terms and conditions thereof.

   9.15 PAYMENT OF EXPENSES. The Borrower will pay all expenses, charges, costs and fees provided for in this Agreement or relating to the Loans or the Collateral, including fees, charges, and taxes in connection with recording or filing any of the Loan Documents, title insurance premiums and charges, fees of any consultants, fees and expenses of the Bank's counsel (which attorneys may be employees of the Bank), fees and expenses of the Bank's special counsel, which may include fees billed for law clerks, paralegals and other persons not admitted to the Bar but performing services under the supervision of an attorney, printing, photocopying and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of insurance policies and surety bonds and fees for any appraisal, market or feasibility study required by the Bank. All such expenses, charges, costs and fees shall be the Borrower's obligations regardless of whether or not the Borrower has requested and met the conditions for the Loans. This obligation on the part of the Borrower shall survive the execution and delivery of the Loan Documents and the repayment of the Obligations. The

Borrower authorizes the Bank, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loans.

   9.16 CONFLICTS. If there shall exist any conflict among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.

   9.17 DECEPTIVE TRADE PRACTICES ACT. The Borrower acknowledges that the Borrower is a "BUSINESS CONSUMER" as defined under the Deceptive Trade Practices-Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. The Borrower acknowledges that the Deceptive Trade Practices-Consumer Protection Act is not applicable to the Transactions.

   9.18 ENTIRETY. The Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by the Loan Documents. Except as expressly provided herein or the Loan Documents (other than this Agreement), nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

   9.19 MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF BORROWER, ANY OTHER LOAN PARTY AND THE BANK SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS. ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THOSE WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (AS SAME MAY, FROM TIME TO TIME, BE AMENDED IN WRITING) EXECUTED BY BORROWER, ANY LOAN PARTY OR THE BANK REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. THIS PARAGRAPH IS INCLUDED IN THIS AGREEMENT UNDER ss.26.02 OF

        THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

   In witness whereof, the parties have duly executed this Agreement on the day and year hereinabove first set forth.

                           THE SAFE SEAL COMPANY, INC.


                                    BY: /S/WILLIAM E. HAYNES
                                           WILLIAM E. HAYNES, PRESIDENT

                           TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                    BY:  /S/PATTY MILLER
                                    NAME:   PATTY MILLER , V.P.
                                    VICE PRESIDENT

                          AMENDMENT TO CREDIT AGREEMENT

      This Amendment to Credit Agreement (the "First Amendment") is made and entered into effective August 8, 1997, by and among THE SAFE SEAL COMPANY, INC. (the "Borrower"); and, TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank").

                                    RECITALS

      The Borrower and the Bank entered into a Credit Agreement (the "Credit Agreement") dated March 6, 1997, pursuant to the terms of which the Bank agreed to loan and the Borrower agreed to borrow, all as set out therein. The parties desire to amend and modify the Credit Agreement as herein set out.

                                    AGREEMENT

      In consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable considerations, the parties amend and modify the Credit Agreement and agree as provided herein.

                                    ARTICLE I
                                   DEFINITIONS

      1.1 DEFINITIONS. Capitalized terms used in this First Amendment, to the extent not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement. The following definitions modify, replace or supplement the definitions used in the Loan Documents.

      "Commitment Termination Date" means December 15, 1997, or, if such date is not a Business Day, the Business Day preceding such date.

      "Committed Sum" means $7,000,000.00.

      "Loan Documents" is amended to mean the Credit Agreement, this First Amendment to Credit Agreement, and all instruments executed in connection with any of the same.

      "Maturity Date" means December 31, 1997.

      "Note" shall mean the Note in the form of Exhibit 3.1 to this First Amendment executed by the Borrower, together with any renewals, extensions or modifications thereof.

                                   ARTICLE II
                                   AMENDMENTS

      2.1 AMENDMENT TO SECTION 3.1. Section 3.1 is deleted in its entirety and there is substituted therefor the following:

            "3.1 NOTE. The Advances made under Section 2.1 by the Bank shall be evidenced by the Note executed by the Borrower, which shall (i) be dated the Effective Date of this First Amendment, (ii) be in the amount of the Committed Sum, (iii) be payable to the order of the Bank at the office of the Bank, (iv) bear interest in accordance with Section 3.2, and (v) be in the form of Exhibit 3.1 attached to this First Amendment. The Borrower will repay, and shall pay interest on, the unpaid principal amount of the Loans in accordance with the terms of the Note and this Agreement."

      2.2 AMENDMENT TO SECTION 3.6. Section 3.6 is deleted in its entirety and there is substituted therefor the following:

            "3.6 PAYMENTS ON THE NOTE. The unpaid principal amount of the Note shall be due and payable on the Maturity Date, on which date all principal on the Note shall be payable in full. Interest on the Note shall be due and payable monthly on the Interest Payment Dates in each month commencing on the Interest Payment Date in July 1997."

      2.3 AMENDMENT TO SECTION 6.1.C. Section 6.1.C is deleted in its entirety and there is substituted therefor the following:

            "C. A confirmation of Guaranty Agreement in the form of Exhibit 6.1.C to this First Amendment duly executed by Allwaste in favor of the Bank."

      2.4 AMENDMENT TO SECTION 6.1.H. Section 6.1.H is deleted in its entirety and there is substituted therefor the following:

            "H. Resolutions of Allwaste approving the execution, delivery and performance of the confirmation of the Guaranty Agreement, and the transactions contemplated therein, duly adopted by the board of directors of Allwaste and accompanied by a certificate of the secretary of Allwaste stating that such resolutions are true and correct, have not been altered or repealed and are in full force and effect. The resolutions shall certify the name of each officer authorized to sign each of the Loan Documents to be executed and the other documents or certificates to be delivered pursuant to the Loan Documents, together with the true signature of each such officer. The Bank may conclusively rely on the certificate until the Bank receives a further certificate canceling or amending the prior certificate and submitting the name and signature of each officer named in such further certificate."

                                  ARTICLE III
                    RENEWAL AND CONFIRMATION OF OBLIGATIONS

      3.1 RENEWAL OF OBLIGATIONS. The Borrower acknowledges and agrees that as of the execution date of this First Amendment:

      A.    The outstanding principal balance of the Note is $5,925,827.76.

      B. The Loan Documents are in full force and effect as therein written and as herein modified.

      C. The Borrower does not have any (i) rights of set-off against the Obligations, (ii) defenses to the payment or the performance of any of the Obligations, or (iii) claims or causes of action against the Bank.

      D. The Borrower promises to pay to the order of the Bank, in the City of Houston, Harris County, Texas, the sum of $7,000,000.00, pursuant to the terms of the renewal Note, same being executed and delivered by the Borrower contemporaneously herewith.

      3.2 RATIFICATION BY THE BORROWER. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Documents and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Bank agree that the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                                  ARTICLE IV
                             CONDITIONS PRECEDENT

      4.1 CONDITIONS. The effectiveness of this First Amendment is subject to the satisfaction of the following conditions precedent:

      A. The Bank shall have received all of the following duly executed by the proper party, in form and substance satisfactory to the Bank:

            (1)   This First Amendment;

            (2)   The renewal Note, executed by the Borrower;

            (3)   The confirmation of Guaranty Agreement, executed by Allwaste;

            (4)   The resolutions of Allwaste as set out in Section 6. I. H;
                  and,

            (5) Such additional documents, instruments and information as the Bank may request;

            (6) The Borrower shall pay to the Bank all sums due by the Borrower to the Bank pursuant to the Loan Documents, as modified hereby, as of the execution date hereof, together with all legal fees and other fees incurred by the Bank in connection with the preparation hereof and the documents executed in connection herewith; and,

      B. The representations and warranties contained herein and the Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

      C. No Event of Default shall have occurred and be continuing and no event or condition shall have occurred which, with the giving of notice or lapse of time or both, would be an Event of Default.

                                    ARTICLE V
                   AGREEMENTS, REPRESENTATIONS AND WARRANTIES

      5.1 AGREEMENTS. The Borrower expressly agrees with the Bank that, (i) the extension of the Obligations pursuant to this First Amendment do not constitute a novation or discharge of the Obligations, (ii) any and all representations, warranties, covenants, and agreements contained in the Loan Documents shall remain in full force and effect, (iii) all rights, and privileges described, granted, or made to or for the benefit of the Bank by the Borrower, Allwaste or either of them, shall be carried forward and shall continue in full force and effect to secure the payment of all Obligations under the Loan Documents, as amended hereby, and (iv) any and all Guaranty Agreements, en dorsements, or any other agreement to pay, secure or guaranty payment of the Obligations by the Borrower or Allwaste or either of them, shall remain in full force and effect and shall be carried forward to secure payment of the Obligations, as they have been extended pursuant to this First Amendment.

      5.2 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that, (i) the execution, delivery, and performance of this First Amendment and any and all other Loan Documents executed or delivered in connection with this First Amendment have been authorized by all requisite action on the part of the Borrower and will not violate the Articles of Incorporation and bylaws of the Borrower, (h) the representations and warranties contained in the Loan Documents, as amended hereby, are true and correct as though made on and as of the date hereof, (iii) no Event of Default has occurred or has any other event occurred which, with the giving of notice or lapse of time or both, would be an Event of Default, and (iv) the Borrower is in full compliance with all covenants and agreements contained in the Loan Documents, as amended hereby.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this First Amendment or any other Loan Document including any Loan Document furnished in connection with this First Amendment, shall survive the execution and delivery of this First Amendment, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

      6.2 REFERENCE TO CREDIT AGREEMENT. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

      6.3 FURTHER RENEWAL. Notwithstanding anything to the contrary contained herein or in any other instrument executed by the Borrower, Allwaste or the Bank and any other action or conduct undertaken by the Borrower, Allwaste and/or the Bank on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of the Bank's consent to modify the terms and provisions of the Obligations in the manner set forth herein. Accordingly, no express or implied consent to any further modifications of the Obligations and the Loan Documents, whether any such modifications involve any of the matters set forth in this First Amendment or otherwise, shall be inferred or implied from the Bank's execution of this First Amendment. Further, the Bank's execution of this First Amendment shall not constitute a waiver, either express or implied, of the requirement that any further modification of the Obligations or any of the Loan Documents shall require the express written approval of the Bank and no such approval (either express or implied) has been given as of the date hereof.

      6.4 EXPENSES OF BANK. The Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this First Amendment and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Bank's legal counsel and all costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Loan Documents, including, without limitation, the costs and fees of the Bank's legal counsel.

      6.5   INDEPENDENT DETERMINATION.  The parties hereto acknowledge:

      A.    They have carefully reviewed this First Amendment;

      B. They have had the opportunity to review all of the terms contained herein and the other Loan Documents executed in connection herewith with their respective legal counsel;

      C. They understand the meaning and effect hereof and have willingly entered into and executed this First Amendment for the herein stated consideration, which is contractual and not merely recital;

      D. They have relied wholly upon their own judgment and knowledge and that of their respective legal counsel, and have not been influenced to any extent whatsoever in the making of this First Amendment by any representation or statement made by the Bank, any of the Bank's officers, directors, employees, attorneys or agents, or anyone acting on their behalf;

      E. This First Amendment and the other Loan Documents executed in connection herewith, as well as the Credit Agreement and the Loan Documents previously executed in connection with the Credit Agreement, state the entire agreement of the parties hereto and supersede any and all prior and contemporaneous negotiations and agreements, and all prior and contemporaneous negotiations, oral or written, are deemed incorporated herein or are deemed to have been abandoned if not so incorporated herein;

      F. This First Amendment may be amended only by written instrument signed by all of the parties hereto and a breach hereof may be waived only by written waiver signed by the party granting the waiver; and,

      G. The waiver of any breach hereof shall not operate or be construed as a waiver of any other similar or prior or subsequent breach hereof.

      6.6 RELEASE. The Borrower, for the Borrower and Allwaste, and their respective legal representatives, attorneys, agents, successors and assigns, fully release, acquit and forever discharge the Bank, the Bank's officers, directors, shareholders, employees, agents, attorneys, legal representatives, successors and assigns, of and from any and all rights, liabilities, claims, demands, suits, controversies, debts, damages, attorneys' fees, penalty or interest, court costs, and/or causes of action, known or unknown, including, but not limited to, the payment of any money, for the performance or furnishing of any consideration, for damages relating to, or resulting from and arising out of, all matters, facts, circumstances relating to the business relationship among the Borrower, Allwaste and the Bank, accrued to the date hereof in favor of the Borrower, Allwaste or their respective heirs, executors, administrators, legal representatives, attorneys, agents, successors and/or assigns, except those arising hereunder. The foregoing release shall, however, be effective as to Allwaste only to the extent of the business relationship arising out of the loans from the Bank to the Borrower.

      6.7 SEVERABILITY. Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First

Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      6.8 APPLICABLE LAW. THIS FIRST AMENDMENT AND ALL OTHER LOAN DOCUMENTS HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS.

      6.9 SUCCESSORS AND ASSIGNS. This First Amendment is binding upon and shall inure to the benefit of the Bank, the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of the Borrower's rights or obligations hereunder without the prior written consent of the Bank.

      6.10 LIST OF EXHIBITS. The following Exhibits are attached hereto and made a part hereof for all purposes:

      Exhibit 3.1                   Note
      Exhibit 6.1.C                 Confirmation of Guaranty Agreement

      6.11 COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      6.12 EFFECT OF WAIVER. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower or Allwaste shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      6.13 HEADINGS. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

      6.14 NON-APPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODE. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Annotated Texas Statutes, Article 5069-15) are specifically declared by the parties not to be applicable to this First Amendment, any of the Loan Documents or the transactions contemplated hereby.

      A CREDIT AGREEMENT IN WHICH THE AMOUNT INVOLVED EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S

      AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE LOAN PARTIES AND THE BANK SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS. ANY PRIOR ORAL AGREEMENTS AMONG THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THOSE WRITINGS. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS (AS SAME MAY, FROM TIME TO TIME, BE AMENDED IN WRITING) EXECUTED BY ANY LOAN PARTY OR THE BANK REPRESENT THE FINAL AGREEMENT AMONG THE LOAN PARTIES AND THE BANK AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PAR TIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. THIS PARAGRAPH IS INCLUDED IN THIS AGREEMENT UNDER SS.26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO TIME.

      This First Amendment is executed and delivered effective the day and year first above written.
                                          THE SAFE SEAL COMPANY, INC.


                                          BY: /s/ CHARLES F. SCHUGART
                                                  CHARLES F. SCHUGART
                                                  SENIOR VICE PRESIDENT

                                          "BORROWER"

                                          TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION


                                          BY: /s/ DOUGLAS K. ELLER
                                                  DOUGLAS K. ELLER
                                                  VICE PRESIDENT

                                          "BANK"

                                   Exhibit 3.1
                                      Note

                                 PROMISSORY NOTE

$7,000,000.00                                                     August 8, 1997
                                       -1-

      This note is the renewal Note issued pursuant to the terms of the Amendment to Credit Agreement (the "First Amendment") dated August 8, 1997, amending a Credit Agreement dated March 6, 1997 (collectively, the "Credit Agreement") by and between THE SAFE SEAL COMPANY, INC. (the "Maker") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Payee"). All capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement unless the context hereof requires otherwise.

      For value received, after date, without grace and in the manner, on the dates and in the amounts herein stipulated, Maker promises to pay to the order of Payee at 712 Main Street, Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by Payee or other holder hereof:

      1. The sum of Seven Million Dollars ($7,000,000.00) in lawful money of the U.S., which shall be due and payable on December 31, 1997 (the "Maturity Date"), on which date the unpaid balance of all principal hereon shall be payable in full; together with,

      2. Interest from the date hereof on the principal amount outstanding hereunder from time to time, at the lesser of (a) the Contract Rate, or, (b) the Maximum Rate; and, interest on the outstanding balance of principal shall be due and payable on the Maturity Date; and,

      3. Notwithstanding the foregoing, if at any time the Contract Rate shall exceed the Maximum Rate and thereafter, the Contract Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of Payee, be the Maximum Rate until the cumulative interest received by Payee or other holder hereof equals the interest which would have been received at the Contract Rate; and,

      4. All past due principal and interest shall bear interest at the Default Rate from maturity until paid.

      5.    This note may be prepaid pursuant to the terms of the Credit
            Agreement.

      THIS NOTE SHALL BE PAYABLE IN FULL ON DECEMBER 31, 1997. ON THE MATURITY DATE, MAKER MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE

                                   _________________________________
                                   Signed for Identification

                                 PROMISSORY NOTE

$7,000,000.00                                                     August 8, 1997
                                       -2-

AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. MAKER SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS MAKER MAY OWN, OR MAKER SHALL HAVE TO FIND A LENDER WILLING TO LEND MAKER SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

      It is agreed that if default be made in any of the payments of principal and/or interest due hereon or if there is a Default under the provisions in the Credit Agreement, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and, all accrued interest, shall at once become due and payable and shall bear interest at the Default Rate from the date of such Default or event. Failure to exercise any of the options shall not constitute a waiver on the part of holder hereof of the right to exercise the same at any other time.

      It is agreed that if this note be placed in the hands of an attorney for collection, for the purposes of being sued upon or established in any manner in any court, then in any of such events, Maker, all endorsers and guarantors hereof, promise to pay Payee's or other holder's reasonable attorneys' fees and costs of collection, which sums shall become a part of the principal hereof.

      The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Requirements. This note is subject to the provisions set out in the Credit Agreement relating to the payment of interest at the Maximum Rate and to payment or collection of interest in excess of the Maximum Amount, all of which provisions are incorporated herein for all purposes.

      This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the U.S. and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex. Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby.

      It is further agreed that any funds at any time in the possession of any holder hereof which belong to Maker, any endorser or guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of such parties shall be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time without notice, and without liability, apply such funds or deposits or any sums credited by or due from the

                                   _________________________________
                                   Signed for Identification

                                 PROMISSORY NOTE

$7,000,000.00                                                     August 8, 1997
                                       -3-

holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, in the holder's discretion, chooses.

      Maker, all endorsers and guarantors hereof, and all other persons who may become liable for all or any part of the obligations represented by this note, shall be considered as principals as to the making of this note and shall have joint and several liability. Except as may be set out in the Credit Agreement, Maker, all endorsers and guarantors, severally waive presentment for payment, protest, notice of protest, and of nonpayment, notices of intention to accelerate the maturity and notice of acceleration, as to this note and as to each, every and all installments hereof, and consent to the renewal or extension of the time of payment hereof and to the release of any person liable hereon upon the terms deemed by the holder hereof, in the holder's sole discretion, to be adequate. Any renewal or extension or release of any person, may be made without notice to any of such parties and without affecting their liability.

      THE LOAN DOCUMENTS, INCLUDING THIS NOTE, HAVE BEEN PREPARED, ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE OF TEXAS, AND THE APPLICABLE LAWS OF THE U.S. SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE, AND THE LOAN DOCUMENTS.

      This note shall become due and payable, at the option of the holder hereof, on the occurrence of a Default under the Credit Agreement or any other Loan Document.

      This note is given in renewal and extension, and not in novation, of the note described in the Credit Agreement dated March 6, 1997.

                                   _________________________________
                                   Signed for Identification

                                 PROMISSORY NOTE

$7,000,000.00                                                     August 8, 1997
                                       -4-

      THE WRITTEN CREDIT AGREEMENT, THE LOAN DOCUMENTS DESCRIBED THEREIN AND THIS NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   THE SAFE SEAL COMPANY, INC.


                                   BY: _____________________________
                                       CHARLES F. SCHUGART
                                       SENIOR VICE PRESIDENT

                                   _________________________________
                                   Signed for Identification

                                  Exhibit 6.1.C
                       Confirmation of Guaranty Agreement

                                 August 8, 1997

Texas Commerce Bank National Association
712 Main Street
P.O. Box 2558
Houston, Texas 77252-2558

      Re: Guaranty Agreement (the "Guaranty Agreement") dated March 6, 1997, executed by ALLWASTE, INC. in favor of Texas Commerce Bank National Association (the "Bank") of loans (the "Loans") by the Bank to The Safe Seal Company, Inc. (the "Borrower")

Gentlemen:

Reference is made to the Guaranty Agreement pursuant to which the Guarantor guaranteed the performance and payment of the Obligations therein described. It is understood and agreed that the Borrower and the Bank are entering into an Amendment to Credit Agreement (the "First Amendment").

The Borrower has executed and delivered to the Bank and, the Bank, in reliance upon the terms of the Guaranty Agreement, has accepted a renewal promissory note (the "Renewal Note") dated August 8, 1997. Pursuant to and in accordance with the terms of the Guaranty Agreement, ALLWASTE, INC. confirms and agrees that the Guaranty Agreement applies and shall continue to apply to all Obligations of the Borrower in connection with the Loans, as modified in the First Amendment and the Renewal Note, limited only as set out in the Guaranty Agreement.

Respectfully,

ALLWASTE, INC.

BY: _______________________
    WILLIAM L. FIEDLER
    VICE PRESIDENT